Exhibit 10.3

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT (this “Agreement”), dated as of [          ], 2013, is by and among Gramercy Property Trust Inc., a Maryland corporation (the “Company”), and the investor set forth on the signature page hereto (the “Investor”).

WHEREAS, in connection with the issuance by the Company of [   ] shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) on the date hereof to the Investor pursuant to that certain Common Stock Purchase Agreement, dated as of October 4, 2013 (the “Stock Purchase Agreement”), by and among the Company and the investors party thereto, the Company is obligated to issue to the Investor the Contingent Value Rights (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1)	Definitions. Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned thereto in the Stock Purchase Agreement. In addition to the terms defined in the Stock Purchase Agreement or elsewhere in this Agreement, the following terms have the meanings indicated:

“Contingent Value Rights” means the contingent value rights, in the amount set forth on the Investor’s signature page hereto, issued to the Investor subject to the terms and conditions contained herein (as may be adjusted in accordance with Section 2(d)).

“Purchase Price” shall equal $4.11 (as may be adjusted in accordance with Section 2(d)).

“Test Date” means the last Trading Day during the Lock-Up Period.

“VWAP” means the dollar volume-weighted average price for the Common Stock on its Trading Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the VWAP of the Common Stock shall be the fair market value of the Common Stock on such date as determined by the Company’s Board of Directors in good faith.

2)	Contingent Value Rights.

(a) On the close of business as of the Test Date, the Company, together with the Investor, shall calculate the VWAP per Common Share for the period covering the last ten (10) Trading Days of the Lock-Up Period, including, for the avoidance of doubt, the Test Date (the “Lock-Up Period VWAP”).

(b) Not later than April 1, 2014, the Company shall pay to the Investor, in immediately available funds to an account designated in writing by such Investor, an amount (the “Settlement Amount”) equal to (i) the number of Contingent Value Rights held by the Investor on the Test Date multiplied by (ii) the amount equal to the difference between (A) the Purchase Price minus (B) the Lock-Up Period VWAP, which Settlement Amount shall not be less than zero nor, subject to Section 2(c) below, greater than $0.46 (the “Settlement Cap”) (as may be adjusted in accordance with Section 2(d)).

(c) If prior to the expiration of the Lock-Up Period, other than (A) pursuant to any bona fide, underwritten public offering, (B) pursuant to the conversion of the Class B-2 Common Stock into shares of Common Stock, or (C) pursuant to the Equity Incentive Plans, the Company issues or sells (i) Shares at a greater than 5% discount to the 10-day VWAP (measured on the ten Trading Days prior to the date the price for such Shares was determined) or (ii) rights, options or warrants in respect of Shares allowing the holders thereof to purchase Shares at a greater than 5% discount to the 10-day VWAP (measured on the ten Trading Days prior to the date the price for such securities was determined), then the Settlement Cap shall no longer apply, and the Settlement Amount shall be unlimited.

(d) The terms “Contingent Value Rights”, “Lock-Up Period VWAP”, “Purchase Price” and “Settlement Cap”, and any amount set forth herein, shall be adjusted appropriately to account for the occurrence of any stock split, subdivision, dividend or distribution affecting the Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combination or other similar recapitalization or event occurring after the date hereof and prior to the determination of the Settlement Amount.

3)	Termination. This Agreement shall terminate and no Investor shall have any rights hereunder (to payment or otherwise) upon the payment by the Company of the Settlement Amount, if any, due to the Investor pursuant to Section 2.

4)	Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. Any Investor may assign all or a portion of its rights under this Agreement to any Person, provided (i) such transferee is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (iii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iv) such transferee agrees in writing to be bound by the provisions hereof that apply to the Investor, (v) such transfer shall have been made pursuant to the safe harbor for the resale of restricted securities provided by Rule 144A under the Securities Act provided, however, that for purposes of this clause (v): (1) this Agreement or any rights or obligations hereunder shall be deemed not to be the same class of securities as the Common Stock for purposes of Rule 144A(d)(3)(i) and (2) if the Company as the “issuer” does not meet the requirements of Rule 144A(d)(4), then this Agreement or any rights or obligations hereunder may be assigned pursuant to any other exemption from registration under the Securities Act and (vi) such transfer shall have been made pursuant to and in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

5)	No Rights as Stockholders. This Agreement shall not entitle the Investor (or its successors or permitted assigns) to any voting rights or other rights as a stockholder of the Company.

6)	Lock-Up. The Investor agrees that it will not, without the prior written consent of the Company, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Investor or any Affiliate of such Investor or any Person in privity with such Investor or any Affiliate of such Investor), directly or indirectly, the Contingent Value Rights issued pursuant to this Agreement, during the Lock-Up Period.

7)	Incorporation of Certain Sections By Reference. The following sections from the Stock Purchase Agreement shall be deemed incorporated by reference into this Agreement, with appropriate changes as the context requires: Sections 7.4, 7.5, 7.6, 7.8, 7.9, 7.11, 7.12, 7.14 and 7.17.

[Signature pages follow.]

IN WITNESS WHEREOF, each party hereto has duly executed this Agreement or has caused this Agreement to be duly executed by an authorized officer as of the day and year first above written.

GRAMERCY PROPERTY TRUST INC.

By:
Name: Gordon F. DuGan
Title: Chief Executive Officer

[Signature Page to Contingent Value Rights Agreement]

Investor Signature Page to the Contingent Value Rights Agreement

NAME OF INVESTOR

By:
Name:
Title:

Number of Contingent Value Rights:________________

[Signature Page to Contingent Value Rights Agreement]

ATTACHMENT

Contingent Value Rights Information

Purchaser Name	Number of Contingent Value Rights
BHR Master Fund, Ltd.	4,561,611
BHR OC Master Fund, Ltd.	1,362,560
Monaco Partners LP	1,000,000
Skyland Inc.	1,000,000
Merestone Partners LP	177,939
Luxor Capital Partners, LP	335,145
Luxor Capital Partners Offshore Master Fund, LP	526,969
Luxor Wavefront, LP	109,725
OC 19 Master Fund, L.P.-LCG	28,161
Cohen & Steers Total Return Realty Fund, Inc.	118,233
Cohen & Steers Quality Income Realty Fund, Inc.	1,589,355
Cohen & Steers REIT and Preferred Income Fund, Inc.	725,502